UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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United Wisconsin Grain Producers, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W1231 Tessmann Drive

Friesland, WI 53935-0247

NOTICE OF 2008 ANNUAL MEETING OF MEMBERS

To be Held Saturday, April 12, 2008

TO OUR MEMBERS:

The 2008 Annual Meeting of Members (the “Annual Meeting”) of United Wisconsin Grain Producers, LLC (the “Company”) will be held at the Cambria-Friesland High School in Cambria, Wisconsin and will commence on Saturday, April 12, 2008 at 9:30 a.m., local time for the following purposes:

•                  To elect three (3) directors; and

•                  To transact such other business as may properly come before the 2008 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed proxy card, please call the Company at (920) 348-5016.

Only members of record at the close of business on March 1, 2008, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

All members are cordially invited to attend the Annual Meeting in person.  However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed proxy card, which is solicited by the board of directors, whether or not you plan to attend the Annual Meeting.  The proxy will not be used if you attend and vote at the Annual Meeting in person.  You may fax the enclosed proxy card to the Company at (920) 348-5009 or mail it to us using the enclosed envelope if the proxy card is received before 5:00 p.m. on Friday, April 11, 2008.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ William R. Herrmann
William R. Herrmann, President of United Wisconsin Grain Producers, LLC

Friesland, Wisconsin

March 19, 2008

United Wisconsin Grain Producers, LLC

W1231 Tessmann Drive

Friesland, WI 53935-0247

Proxy Statement

2008 Annual Meeting of Members

Saturday, April 12, 2008

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors of United Wisconsin Grain Producers, LLC (the “Company”) for use at the annual meeting of members of the Company to be held on Saturday, April 12, 2008, and at any adjournment thereof.  Such meeting is to be held at the Cambria-Friesland High School in Cambria, Wisconsin, and will commence at 9:30 a.m.  Such solicitation is being made by mail and the Company may also use its officers, directors and employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The board of directors is soliciting your proxy to vote at the 2008 Annual Meeting because you were a member of the Company at the close of business on March 1, 2008, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:

The election of three (3) directors. The three (3) incumbent nominees are Jerry H. Franz, Kevin M. Roche and Berwyn G. Westra.
The board of directors recommends a vote FOR these nominees. There are no non-incumbent nominees.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit that they hold.

Q:	What is the voting requirement to elect the directors?

A:

In the election of directors, the three (3) persons receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from a majority of the quorum.

Q:	How many membership units are outstanding?

A:	On March 1, 2008, there are 28,531 outstanding membership units.

Q:	What is the effect of an abstention?

A:	Because directors are elected by plurality vote, abstentions will not be counted either for or against any nominee.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2008 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

•

Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2008 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2008 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to the Company at (920) 348-5009. If you sign and return the proxy card without specifying your choices, your membership units will be voted FOR Jerry H. Franz, Kevin M. Roche and Berwyn G. Westra.

• In person at the 2008 Annual Meeting. All members may vote in person at the 2008 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

• Voting in person at the 2008 Annual Meeting;
•

Giving either personal or written notice of the revocation to William R. Herrmann, President of United Wisconsin Grain Producers, LLC, at the Company’s offices at W1231 Tessmann Drive, Friesland, WI 53935-0247; or

• Giving either personal or written notice of the revocation to the Company’s Secretary, Robert Lange, at the commencement of the 2008 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:

If you do not mark any choices on the proxy card, then the Proxies will vote your units FOR Jerry H. Franz, Kevin M. Roche and Berwyn G. Westra. If you mark some but not all of the boxes, the Proxies will vote your units ONLY for the persons you mark as your choices; any boxes not marked will not be counted as a vote for the nominee. However, your units will be included in the determination of whether a quorum is present.

Q:	Who may attend the 2008 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2008 Annual Meeting along with their immediate families.

Q:	What is the record date for the 2008 Annual Meeting?

A:	March 1, 2008.

Q:	Who will count the vote?

A:

All votes will be tabulated by Lan Waddell, local attorney for the Company and the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Q:	What constitutes a quorum?

A:

As of the record date, the Company had 28,531 issued and outstanding membership units. The presence of members holding
30% of the total outstanding membership units (8,560) constitutes a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:	How do I nominate a candidate for election as a director at next year’s annual meeting?

A:

Next year there will be three (3) directors up for election. Nominations for director seats are made by a nominating committee appointed by our board. In addition, a member can nominate a candidate for director by following the procedures explained in
Section 5.2 of our operating agreement.

In order for a member nomination to be considered for inclusion in next year’s proxy statement, the nomination must be submitted in writing to the Company during the 30-day nomination period, which will begin on or about January 11, 2009 and end on or about February 10, 2009. The Company suggests that nominations be submitted by certified mail-return receipt requested.

Q:	How do I submit a proposal for consideration by the members at next year’s annual meeting?

A:

Any member proposal intended to be considered for inclusion in the Company’s Proxy Statement for presentation at the 2009 Annual Meeting of members must be received by the Company no later than November 21, 2008 (120 days prior to the one year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provisions of
Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2009 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company written notice of such proposal no later than February 2, 2009. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive written notice of a member proposal intended to be submitted to the 2009 Annual Meeting by February 2, 2009 the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by February 2, 2009, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material and the Company’s 2007 Annual Report on Form 10-K, for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Proposal

ELECTION OF DIRECTORS

                                                Pursuant to our operating agreement, the initial term of our directors ended following the substantial completion of the Company’s facilities, and ten (10) directors were elected by the members at the 2006 Annual Meeting.  The board passed a resolution dividing the board into three (3) classes to serve staggered terms until 2007, 2008, or 2009, and upon expiration of the terms ending in 2007, 2008 and 2009, each successor director will be elected to a three (3) year term.  The incumbent directors’ seats were assigned to a class as follows:

Class A: 2007	Larry Lagowski Wayne Mitchell Carl T. Benck Robert T. Lange
Class B: 2008	Kevin M. Roche Berwyn G. Westra Jerry H. Franz
Class C: 2009	Calvin L. Dalton William R. Herrmann Robert J. Miller

On August 11, 2006, the board of directors voted to reduce the size of the board of directors to nine (9) members following the resignation of Wayne Mitchell.  At our 2007 Annual Meeting, Carl T. Benck, Thomas J. Hanley and Robert T. Lange were elected to a three (3) year term.  At our 2008 Annual Meeting, the board seats held by Jerry H. Franz, Kevin M. Roche and Berwyn G. Westra are up for election.  The board of directors has recommended as nominees for election Jerry H. Franz, Kevin M. Roche and Berwyn G. Westra, the incumbent directors.

The following table contains certain information with respect to the nominees for election to the board of directors at the 2008 Annual Meeting:

Name	Age	Year First Became a Director	Term Expires	If Elected, Term will Expire
Jerry H. Franz	74	2001	2008	2011
Kevin M. Roche	40	2001	2008	2011
Berwyn G. Westra	62	2001	2008	2011

Biographical Information of Nominees

As of March 1, 2008:

Jerry H. Franz, Director — Age 74

Mr. Franz has served as a director on our board since the inception of the Company. For the past five years, Mr. Franz has operated Franz Family Farms, Inc., which operates a 1,500 acre corn, soybean and wheat farm. He now assists his son and grandson with the operation of the 1,500 acre farm.

Kevin M. Roche, Director — Age 40

Mr. Roche previously served as Chairman and President from the Company’s inception until June 2006.  He has been a director on our board since the inception of the Company. For the past five years, Mr. Roche has operated a 4,000 acre corn, soybean and wheat farming operation in partnership with his father and brother. He also owns and operates Roche Farms, Inc., which runs a 1,200 head cattle feeding operation.

Berwyn G. Westra, Director — Age 62

Mr. Westra has served as a director on our board since the inception of the Company. For the past five years, Mr. Westra has been an accountant with the firm of Westra, Tillema & O’Connor, CPAs, L.L.C., which he founded in 1977.

YOUR BOARD HAS DETERMINED THAT EACH NOMINEE IS QUALIFIED TO SERVE AS A DIRECTOR AND WOULD RECOMMEND A VOTE FOR ANY OF THE DIRECTORS.  YOU MAY VOTE FOR THREE NOMINEES.  FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR DIRECTOR, THE PROXIES WILL VOTE FOR THE INCUMENT DIRECTORS JERRY H. FRANZ, KEVIN M. ROCHE AND BERWYN G. WESTRA.

Biographical Information of Non-Nominee Directors

Carl T. Benck, Director — Age 47

Mr. Benck has served as a director on our board since the inception of the Company.  For the past five years, Mr. Benck has operated a 1,700 acre corn, soybean and wheat farm.

Calvin L. Dalton, Director — Age 50

Mr. Dalton has served as a director on our board since the inception of the Company. For the past five years, Mr. Dalton has operated a 2,300 acre corn, soybean, wheat and hay farm and a 100-head cow/calf operation.

                                                  Thomas J. Hanley — Age 65

Mr. Hanley has served as a director on our board since 2007.  For the past five years, Mr. Hanley has served as President of Hanley Company, Inc., a retail business.  Mr. Hanley also serves as President and a director for Paradise Island on Lake Wisconsin Condominium Association, Inc. (a private company).

William R. Herrmann, Chairman and President, Director — Age 66

                                                  Mr. Herrmann previously served as Vice Chairman and Vice President from August 2002 until June 2006.  He has been a director on our board since the inception of the Company. For the past five years, Mr. Herrmann has operated a 1,700 acre crop farming enterprise.

Robert T. Lange, Secretary and Director — Age 58

                                                  Mr. Lange has served as Secretary since August 29, 2002, and as a director on our board since the inception of the Company.  For the past five years, Mr. Lange has rented his 1,300 acres of farmland.  During the construction and start-up period of our plant, Mr. Lange served the Company as temporary general manager and construction supervisor.

Robert J. Miller, Vice Chairman and Vice President, Director — Age 56

Mr. Miller has served as a director on our board since the inception of the Company. For the past five years, Mr. Miller has operated a 3,600 acre farming enterprise. Mr. Miller was previously our Treasurer. Effective as of December 16, 2004, the position of Treasurer was eliminated and the duties and responsibilities of the Treasurer were re-assigned to the office of Chief Financial Officer.

Biographical Information of Executive Officers

                                                  Jeffrey F. Robertson, Chief Executive Officer — Age 51

                                                  On March 17, 2005, the board of directors appointed Mr. Robertson as the Chief Executive Officer of the Company.  Mr. Robertson had previously been acting as our general and construction manager.  Prior to his engagement with United Wisconsin Grain Producers, LLC, Mr. Robertson held various management positions in agriculture businesses in western Canada.  His responsibilities included marketing, logistics, operations and business development.  Mr. Robertson graduated from the University of Saskatchewan in 1991.

Barb J. Bontrager, Chief Financial Officer — Age 45

On December 16, 2004, the board of directors appointed Barb Bontrager as Chief Financial Officer and terminated the position of Treasurer, previously held by Robert Miller.  The duties and responsibilities of the Treasurer’s office were re-assigned to the Chief Financial Officer.  Ms. Bontrager’s most recent position, prior to her appointment as the Chief Financial Officer, was a senior tax specialist with Badgerland Farm Credit Service for three years.  Prior to that, she was the controller for Bethel Grain, a grain elevator and corn milling company.  Ms. Bontrager graduated from Lakeland in 1997 with a B.A. in accounting and she is a certified public accountant in the state of Wisconsin.

Security Ownership of Certain Beneficial Owners

As of March 1, 2008, the following beneficial owner(s) owned or held 5% or more of our outstanding units:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Membership Units	Indeck Energy Services, Inc. 600 North Buffalo Grove Rd. Buffalo Grove, IL 60089	2,000 Units	7.01%

Security Ownership of Management

As of March 1, 2008, members of our board of directors, nominees for the board of directors and named executive officers own units as follows:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Membership Units	Kevin M. Roche, Director (1) N3432 Cty BB Columbus, WI 53925	152 Units	0.53%

Membership Units	William R. Herrmann, President and Director W2553 Duborg Rd. Columbus, WI 53925	210 Units	0.74%
Membership Units	Robert J. Miller, Vice President and Director (2) N 68 W 35460 Hwy K Oconomowoc, WI 53066	1,161 Units	4.07%
Membership Units	Robert T. Lange, Secretary and Director(3) W11715 Behan Rd. Columbus, WI 53925	162 Units	0.57%
Membership Units	Carl T. Benck, Director W1250 Hwy Z Fall River, WI 53932	70 Units	0.25%
Membership Units	Jerry H. Franz, Director(4) W5354 Hall Road Poynette, WI 53955	135 Units	0.47%
Membership Units	Calvin L. Dalton, Director 407 Lake St., P.O. Box 715 Pardeeville, WI 53954	200 Units	0.70%
Membership Units	Berwyn G. Westra, Director (5) N8693 Cty FW Beaver Dam, WI 53916	145 Units	0.51%
Membership Units	Thomas J. Hanley, Director(6) 641 W. Main Street Sun Prairie, WI 53590	470 Units	1.65%
Membership Units	Jeffrey F. Robertson, Chief Executive Officer #202-2594 Leopold Way Sun Prairie, WI 53590	20 Units	0.07%
Membership Units	Barb Bontrager, Chief Financial Officer 122 E. Winnebago Street Friesland, WI 53935	15 Units	0.05%
TOTAL:		2,740 Units	9.60%

(1)	Kevin Roche owns and controls the Roche Family Fund, which owns 16 units. These 16 units are included in Kevin Roche’s ownership total.

(2)

Robert J. Miller owns and controls L&NM Enterprises, LLC, which owns 500 units. These 500 units are included in Robert J. Miller’s ownership total. Robert J. Miller also owns and controls the Mark Miller Irrevocable Trust, which owns 75 units. These 75 units are included in Robert J. Miller’s ownership total.

(3)	Robert T. Lange owns 120 units directly and 42 units through the Lelon R. Lange Trust.

(4)	Jerry H. Franz owns 110 units directly and 25 units through the Jerome H. and Karen Franz Charitable Remainder Trust.

(5)	Berwyn G. Westra holds a 28% ownership interest in the Fundamental Investors Investment Club, which owns 10 units. These 10 units are included in Berwyn G. Westra’s ownership total.

(6)	Thomas J. Hanley owns 360 units directly, 100 units indirectly through his spouse and 10 units indirectly through his son. Seventy of the units owned by Mr. Hanley are pledged as security.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The board of directors generally meets once per month but does hold additional meetings as needed.  The board of directors held twelve (12) regularly scheduled meetings during the fiscal year ended December 31, 2007.  Each Director attended at least 75% of the meetings of the board of directors during the fiscal year ended December 31, 2007.

The board of directors does not have a formalized process for holders of membership units to send communications to the board of directors. The board of directors feels this is reasonable given the accessibility of our directors.  Members desiring to communicate with the board of directors are free to do so by contacting a director.  The names of our directors and their phone numbers are listed on the Company’s website at www.uwgp.com.

The board of directors does not have a policy with regard to directors’ attendance at annual meetings. Last year all of the Company’s directors, except for Larry Lagowski, attended the Company’s 2007 Annual Meeting.  Due to this high attendance record, it is the view of the board of directors that such a policy is unnecessary.

Director Independence

Our independent directors are Berwyn G. Westra, Thomas J. Hanley and Robert T. Lange.  Additionally, one of our former directors whose term ended in April 2007, Lawrence Lagowski, was independent.  Our directors that are not independent are Jerry H. Franz, Robert J. Miller, Kevin M. Roche, Carl T. Benck, Calvin L. Dalton and William R. Herrmann.  The determination of independence is made by reference to NASDAQ rule 4200.  Jerry H. Franz, Robert J. Miller, Kevin M. Roche, Carl T. Benck, Calvin L. Dalton and William R. Herrmann are not considered independent because of their sales of corn to the Company since the Company commenced operations.  In evaluating the independence of our directors, we considered the following factors: (i) the business relationships of our directors; (ii) positions our directors hold with other companies; (iii) family relationships between our directors and other individuals involved with the Company; (iv) transactions between our directors and the Company; and (v) compensation arrangements between our directors and the Company.

Audit Committee

The purpose of the audit committee is to monitor the integrity of the Company’s financial reporting process and systems of internal controls.  The audit committee appoints and monitors the independence and qualifications of the Company’s independent auditors, monitors the performance of the Company’s internal audit function, provides an avenue of communication among the independent auditors, management, and the Company’s board of directors, and prepares an audit committee report to be included in the Company’s annual proxy statement.  The audit committee of the board of directors operates under a charter adopted by the board of directors in the Spring of 2005, which was included in an appendix to the Company’s 2006 Proxy Statement.  Under the charter, the audit committee must have at least three members.  The board of directors appointed Thomas J. Hanley, William R. Herrmann and Berwyn G. Westra to the audit committee.  The chairperson of the audit committee is Berwyn G. Westra.  The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350, including the chairman of the committee, Berwyn G. Westra.  The board of directors has determined that Berwyn G. Westra will serve as the audit committee’s financial expert as defined in Item 407 of Regulation S-K.  The audit committee held four (4) meetings during the fiscal year ended December 31, 2007.  All of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The audit committee delivered the following report to the board of directors of the Company on March 10, 2008. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2007.  The committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public

Company Accounting Oversight Board in Rule 3200T.  The committee has received the written disclosures and the letter from Boulay, Heutmaker, Zibell & Co. P.L.L.P. required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.  The committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P. not related to the audit of the financial statements referred to above are compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P.’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee
Berwyn G. Westra, Chair
Thomas J. Hanley
William R. Herrmann

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co., P.L.L.P. as independent registered public accountants for the fiscal year January 1, 2008 to December 31, 2008.  A representative of Boulay, Heutmaker, Zibell & Co., P.L.L.P. is expected to be present at the annual meeting of members and will have an opportunity to make a statement if so desired.  The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended December 31, 2007, and the fiscal year ended December 31, 2006 are as follows:

Category	Year	Fees

	2007	$119,200
Audit Fees (1)
	2006	$92,000
	2007	$—
Audit-Related Fees
	2006	$—
	2007	$17,100
Tax Fees (2)
	2006	$10,300
	2007	$—
All Other Fees
	2006	$—

(1)

The audit fees were incurred for the audit of the Company’s annual financial statements included within Forms 10-K and 10-KSB and review of the financial statements included in the Company’s quarterly reports on Forms 10-Q and
10-QSB as well as services in connection with other statutory and regulatory filings or engagements for the fiscal years ended December 31, 2007 and 2006.

(2)

The tax fees were billed for services rendered for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1’s.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our Audit Committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Audit Committee.

Nominating Committee

The board of directors appointed Robert T. Lange (chairman), Carl Benck and Jerry Franz to the nominating committee.  The nominating committee held two (2) meetings during the fiscal year ended December 31, 2007.  All of our nominating committee members attended at least 75% of the nominating committee meetings.

Based upon the size of the Company and the board’s familiarity with the Company since inception, the board also has determined that each of the directors is qualified to suggest nominees for consideration to the nominating committee.  The nominating committee oversees the identification and evaluation of individuals qualified to become directors and recommends to the board of directors the director nominees for each annual meeting of the members.  The major responsibilities of the nominating committee are to:

•                  Develop a nomination process for candidates to the board of directors;

•                  Establish criteria and qualifications for membership to the board of directors;

•                  Identify and evaluate potential director nominees.

•                  Fill vacancies on the board of directors;

•                  Recommend nominees to the board of directors for election or re-election.

The nominating committee does not operate under a charter and it does not have a policy with regard to the consideration of any director candidates recommended by members.  Given the board’s open interaction with the members and the ease of access the members have to the board, the board of directors believes that this is appropriate.  Pursuant to the Company’s operating agreement, the Company’s first election of directors was held one year after substantial completion of the ethanol production facility and on an annual basis thereafter.  Since we completed the ethanol plant in spring 2005, our first annual meeting at which directors were elected was held in 2006.  The nominating committee intends to adopt a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by the nominating committee.  The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  Nevertheless, one member of our nominating committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350.

Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors.  In accordance with the Company’s operating agreement, a member desiring to nominate one or more persons for election as a director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but not more than 90 days, prior to the annual meeting.  This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors.  If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

The Company did not receive any nominations from the members for nominees to stand for election to the Company’s board of directors at the 2008 annual meeting.

Code of Ethics

                                                On March 18, 2004, our board of directors adopted a code of ethics for the Chief Executive and Senior Financial Officers of United Wisconsin Grain Producers, LLC.  The code is designed to promote honesty and integrity and to avoid conflicts of interest between personal and professional relationships in conducting our business affairs.  A copy of our code of ethics was filed as Exhibit 14.1 to our Form 10-KSB filed with the SEC on March 30, 2004 and any interested member may obtain a copy without charge by contacting Suzanne Wendt at (920)348-5016 or wendt@uwgp.com.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

The general philosophy of United Wisconsin Grain Producers, LLC is to provide competitive levels of compensation that are influenced by our performance, that reward individual achievements, and that enable us to retain qualified executives.  Compensation consists primarily of annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, our incentive program and our high earnings reward program.  The incentive program is a company-wide program designed to reward the Company’s employees, including our executive officers, for achieving measurable operation results and achieving high-scoring personal performance appraisals.  The program includes individual and group-based measurements, as well as a profit-based measurement.  Each employee of the company has an individual incentive plan with a unique weighting of factors to determine incentive plan awards.  The high earnings reward program is a company-wide program that allows our employees, including our executive officers, to share in the profits of the company beyond any compensation received under our incentive plan.

 The terms of Mr. Robertson’s employment agreement and of Ms. Bontrager’s compensation package were recommended by our compensation committee to the full board of directors.  The board of directors then approved Mr. Robertson’s employment agreement and Ms. Bontrager’s compensation package.  No other executive officers play any role in determining or recommending the amount or form of Mr. Robertson’s or Ms. Bontrager’s compensation.

The compensation of our other employees is principally based on the recommendations of the Chief Executive Officer and reflects his assessment of the nature of each employee’s position, individual performance, contribution to our overall performance, experience and tenure with the Company.   The compensation committee also considers various other factors, including the level of each employee’s responsibilities within the Company, our financial performance and the level of compensation increases in our industry.

Director fees and any other compensation paid to the board of directors is determined by the full board of directors.

We do not utilize compensation consultants in determining or recommending the amount or form of any compensation.

Components of Executive Compensation

                                                Base Salary

                                                Jeff Robertson entered into a written employment agreement with the Company on September 27, 2006, which increased his base salary from $130,000 to $200,000.  Pursuant to the terms of his employment agreement, his salary will be renegotiated on or before May 1, 2008.

                                                Barb Bontrager does not have a written employment agreement with the Company.  Ms. Bontrager negotiates the terms of her salary with the compensation committee, which then makes a recommendation to the full board of directors.

                Individual Incentive Program

Mr. Robertson and Ms. Bontrager each participate in the Company’s individual incentive program.  The incentive program is designed to reward the Company’s employees for achieving measurable operation results and achieving high-scoring personal performance appraisals.  The program includes individual and group-based measurements, as well as a profit-based measurement.  These criteria are subject to change in the discretion of the board of directors, and each employee of the Company, including Mr. Robertson and Ms. Bontrager, has an individual incentive plan consisting of a uniquely weighted list of measurements.

Under the terms of Mr. Robertson’s incentive plan, he is eligible to receive a maximum incentive of up to 75% of his base salary.  The Company’s incentive plan is based on results from May 1 through April 30.  Because Mr. Robertson’s base salary during the period of May 1, 2006 through April 30, 2007 was $165,000, he was eligible to receive a maximum incentive payment of $123,750 (75% of $165,000).  Under Mr. Robertson’s incentive plan, 85% of his total possible incentive payment is based on the profitability of the Company, while the remaining 15% is based on his personal contribution to the Company, as determined by the board of directors.  Profitability is determined by reference to the Company’s target EBITDA, and an actual result of 125% or more of the target EBITDA results in the maximum payout under the profitability component.  For the period of May 2006 through April 2007, 125% of the Company’s target EBITDA was approximately $12,997,514.  Because the Company’s EBITDA during this period was approximately $27,225,000, Mr. Robertson received the maximum incentive amount under the profitability component, a sum of $105,188.  The personal contribution component is based on the discretion and judgment of the board of directors.  Under this component, a score of 3 equates with 25% of the maximum payment, a score of 4 with 50%, a score of 5 with 75% and a score of 6 with 100% of the maximum incentive with regard to this component.  Because Mr. Robertson received a score of 6, he received 100% of the maximum possible incentive payment under the personal contribution component, a sum of $18,563.  Thus, Mr. Robertson’s compensation under the Company’s incentive plan from May 2006 through April 2007 totaled $123,750.

                                                Under the terms of Ms. Bontrager’s incentive plan, she is eligible to receive a maximum incentive of up to 30% of her base salary.  The Company’s incentive plan is based on results from May 1 through April 30.  Because Ms. Bontrager’s base salary during the period of May 1, 2006 through April 30, 2007 was $76,880, she was eligible to receive a maximum incentive payment of $23,064 (30% of $76,880).  Under Ms. Bontrager’s incentive plan, 65% of her total possible incentive payment is based on the profitability of the Company, while the remaining 35% is based on the production of the Company.  Profitability is determined by reference to the Company’s target EBITDA, and an actual result of 125% or more of the target EBITDA results in the maximum payout under the profitability component.  For the period of May 2006 through April 2007, 125% of the Company’s target EBITDA was approximately $12,997,514.  Because the Company’s EBITDA during this period approximated $27,225,000, Ms. Bontrager received the maximum incentive amount under the profitability component, a sum of $14,992.  Production level is determined by the number of gallons of pre-denatured 200-proof alcohol produced by the Company.  At 46,000,000 gallons of production, Ms. Bontrager receives 40% of the maximum possible incentive payment under the production component, while at 52,000,000 gallons of production, she receives 100% of the maximum incentive payment.  For every 1,000,000 gallons, or fraction thereof, produced between 46,000,000 gallon and 52,000,000 gallon, Ms. Bontrager receives an additional 10% of the maximum possible incentive payment under the production component.  Because the Company produced approximately 49,800,000 gallons of ethanol over the applicable period, Ms. Bontrager received 78.08% of the maximum possible incentive payment under the production component, a sum of $6,303.  Thus, Ms. Bontrager’s compensation under the Company’s incentive plan from May 2006 through April 2007 totaled $21,294.

                                                High Earnings Reward Program

                                                The Company’s high earnings reward program allows the Company’s employees to share in the Company’s profits in excess of the incentive program’s stretch goal (125% of the EBITDA target).  Under the terms of Mr. Robertson’s employment agreement, he receives an amount equal to 2% of earnings over 125% of the target

EBITDA as of the end of each fiscal year.  Approximately one-half of this amount is paid to Mr. Robertson in November of the relevant fiscal year, while the remaining half is paid to him following the completion of the fiscal year.  Ms. Bontrager participates in the high earnings reward program upon the same terms and conditions as other Company employees, under which 2% of the earnings over 125% of the target EBITDA are shared equally amongst all full-time employees of the Company as of the end of each semi-annual period.  For all employees other than the Chief Executive Officer, earnings from the high earnings reward program are paid approximately six months after the completion of each semi-annual period.  In 2007, Mr. Robertson earned a total of $284,556 under the Company’s high earnings reward program.  Ms. Bontrager earned a total of $8,103 under the program in 2007.

                                                401(k)

                                                Mr. Robertson and Ms. Bontrager are each eligible to participate in the Company’s 401(k) plan.  Under the Company’s plan, employees are eligible to participate the first day of the second month following the month of hire.  During the employee’s 13th month of employment, the Company matches 50% of the employee’s contribution, up to a maximum of 4% of the employee’s salary.  The contributions of the employee are 100% vested at the time of contribution.  The employer contribution vests as follows: 33.33% after one year of employment, 66.67% after two years of employment, and 100% after three years of employment.  In 2007, the Company contributed $10,250 to Mr. Robertson’s 401(k) account.  The Company contributed $4,872 to Ms. Bontrager’s 401(k) account in 2007.

Compensation Committee

The board of directors appointed Calvin L. Dalton (chairman), Berwyn Westra and William R. Herrmann to the compensation committee.  William R. Herrmann currently serves as President of the Company.  The compensation committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and oversees the compensation of the Company’s other executive officers.  The compensation committee held a total of two (2) meetings during the fiscal year ended December 31, 2007.  All of our compensation committee members attended at least 75% of the compensation committee meetings.

The compensation committee has the overall responsibility for approving and evaluating the Company’s executive compensation plans, policies and programs.  The committee makes a recommendation to the full board of directors, which then makes the final decision regarding executive compensation plans, policies and programs.  The compensation committee does not have a charter.  The compensation committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  Nevertheless, one member of our compensation committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was, during the last fiscal year, an executive officer or employee of the Company and no member of the compensation committee is a former officer of the Company.  No executive officer of the Company has: (i) served as a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such a committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s compensation committee, (ii) served as a director of another entity, one of whose executive officers served on the Company’s compensation committee, or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such a committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis by included in the Company’s proxy statement on Schedule 14A.

Compensation Committee
Calvin L. Dalton, Chair
Berwyn G. Westra
William R. Herrmann

Summary Compensation Table

The following table sets forth the compensation paid or payable by the Company during the last three fiscal years to our Chief Executive Officer and Chief Financial Officer.  We did not have any compensatory security option plan or any other plan for the long term compensation of our executive officers and directors in place as of December 31, 2007.  Further, as of December 31, 2007, none of our directors or officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Jeff Robertson, Chief Executive Officer	2007	$200,000	$420,240	(1)	$1,040		$621,280
	2006	$138,885	$696,201	(3)	$680		$835,766
	2005	$82,500	$65,000	(4)	$58,912	(5)	$206,412
Barb Bontrager, Chief Financial Officer	2007	$91,169	$32,972	(2)	$0		$124,140
	2006	$72,985	$46,867	(6)	$0		$119,852
	2005	$71,192	$14,400	(4)	$0		$85,592

(1)   Of this amount, $166,607 was earned in 2007, but paid in 2008.

(2)   Of this amount, $2,936 was earned in 2007, but paid in 2008.

(3)   Of this amount, $434,224 was earned in 2006, but paid in 2007.

(4)   Earned in 2005, but paid in 2006.

(5)  Includes amounts payable to Jeff Robertson as an independent contractor before he was hired as chief executive officer of the Company in May of 2005.

(6)  Of this amount, $28,719 was earned in 2006, but paid in 2007.

Grants of Plan-Based Awards

                                                The following table sets forth the threshold, target and maximum estimated future payouts to our Chief Executive Officer and Chief Financial Officer under the Company’s individual incentive plan and high earnings reward program.

Name of Executive Officer	Name of Plan	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold	Target	Maximum

Jeff Robertson	Individual Incentive Plan	$0	$76,500	$150,000
	High Earnings Reward Program	$0	N/A(1)	N/A(1)

Barb Bontrager	Individual Incentive Plan	$0	$16,410	$27,351
	High Earnings Reward Program	$0	N/A(1)	N/A(1)

(1)          Target and maximum amounts are not determinable.

Director Compensation

The following table sets forth all compensation paid or payable by the Company during the last fiscal year to our directors.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
William R. Herrmann	$14,090	$0	$14,090
Robert J. Miller	$9,685	$0	$9,685
Robert T. Lange	$9,352	$0	$9,352
Kevin M. Roche	$6,903	$0	$6,903
Berwyn G. Westra	$8,255	$0	$8,255
Calvin L. Dalton	$6,080	$0	$6,080
Carl T. Benck	$7,430	$0	$7,430
Jerry H. Franz	$7,395	$0	$7,395
Thomas J. Hanley	$4,705	$0	$4,705

Our board of directors adopted a director compensation policy on March 17, 2005, and our members ratified the board’s approval of the compensation policy at the 2005 Annual Meeting of Members.  The board of directors approved a revised director compensation policy on August 11, 2006.  The policy provides for payment to directors of an attendance fee for each board or committee meeting a director attends either in person or by telephone. Under the revised director compensation policy, we pay director fees as follows:

•                  $600.00 per board meeting/President

•                  $400.00 per board meeting/Director (in person)

•                  $250.00 per board meeting/Director (by telephone)

•                  $250.00 per committee meeting

In addition to these fees, the policy continues to provide for reimbursement to directors for their time at a rate of $50 per hour for the President and $35 per hour for all other directors for the performance of tasks authorized in advance by the President.  The compensation policy also provides for reimbursement to directors for all out-of-pocket costs and mileage for travel to and from meetings and other locations to perform these tasks.

In the year ending December 31, 2007, the Company had incurred an aggregate of $76,019 in director fees and related expense.

MEMBER NOMINATIONS FOR DIRECTOR POSITIONS

Pursuant to the Company’s operating agreement, any member wishing to submit director nominations must do so not less than sixty (60) days nor more than ninety (90) days prior to the Company’s annual meeting.  If a member nominates a candidate for election to the board in compliance with the provisions of the operating agreement but fails to submit the nomination by the deadline set forth in the operating agreement, the board will have the discretion to determine whether it has sufficient time to include the nomination in the Company’s proxy statement.  If the board decides that it does not have sufficient time to amend its proxy statement to include the nomination, it shall notify the member of such fact and the member may choose to proceed with preparation and delivery of its own proxy statement to members in which the member’s nomination for election to the board of directors is identified and described.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the directors of the board or executive officers of the Company.

We have no formal written policy concerning related party transactions.  Our operating agreement provides that no director shall be disqualified from voting on any manner to be determined by the board solely by reason of such director’s (or his affiliate’s) potential financial interest in the outcome of such vote, provided that the director reasonably disclose his (or his affiliate’s) financial interest at the time of such vote.

During the fiscal year ended December 31, 2007, the Company purchased corn from some of its directors; however, such purchases were made on terms available to all members of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than  ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Our Chief Executive Officer, Jeff Robertson, failed to file a Form 3 on a timely basis after being named our Chief Executive Officer in March 2005.  Mr. Robertson subsequently filed a Form 3 relating to the membership units he owns on June 6, 2007.  Our Chief Financial Officer, Barb Bontrager, failed to file a Form 3 on a timely basis after being named our Chief Financial Officer in December 2004.  Ms. Bontrager subsequently filed a Form 3 relating to the membership units she owns on June 5, 2007.  A member of our board of directors, Thomas J. Hanley, failed to file a Form 3 on a timely basis after being elected to our board of directors in April 2007.  Mr. Hanley subsequently filed a Form 3 relating to the membership units he owns on June 8, 2007.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all other Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2007.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s Annual Report, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2007, accompanies the mailing of this Proxy Statement.

The Company will provide each member solicited a copy of our annual report on Form 10-K without charge upon written request. The written request should be directed to William R. Herrmann, President of United Wisconsin Grain Producers, LLC at W1231 Tessmann Drive, Friesland, WI 53935-0247. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on March 1, 2008.  Our Form 10-K for the year ended December 31, 2007, complete with exhibits, is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

OTHER MATTERS

The board of directors knows of no other matter to be acted upon at the meeting.  However, if any other matter is lawfully brought before the meeting, the membership units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William R. Herrmann
William R. Herrmann, President of United Wisconsin Grain Producers, L.L.C.

March 19, 2008

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE 2008 ANNUAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX TO
(920) 348-5009 OR IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN FRIDAY, APRIL 11, 2008 (5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

UNITED WISCONSIN GRAIN PRODUCERS, LLC			Vote by Mail or Facsimile:
2008 Annual Meeting — Saturday, April 12, 2008			1) Read the Proxy Statement
For Unit Holders as of March 1, 2008			2) Check the appropriate boxes on the proxy card below
Proxy Solicited on Behalf of the Board of Directors			3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to (920) 348-5009 no later than 5:00 p.m. on April 11, 2008

ELECTION OF THREE DIRECTORS			PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
You may vote for three (3) nominees.

For	Against	Abstain	By signing this proxy card, you appoint William R. Herrmann,
President, and Robert J. Miller, Vice President, jointly and
Jerry H. Franz, Incumbent >>> ☐	☐	☐	severally, each with full power of substitution, as Proxies to represent you at the 2008 Annual Meeting of the Members to be
Kevin M. Roche, Incumbent >>> ☐	☐	☐	held on Saturday, April 12, 2008, at the Cambria-Friesland High
School in Cambria, Wisconsin, and at adjournment thereof, on any
Berwyn G. Westra, Incumbent >>> ☐	☐	☐	matters coming before the meeting. Registration for the meeting will begin at 9:00 a.m. and the 2008 Annual Meeting will
commence at approximately 9:30 a.m., local time.

Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on Friday, April 11,
2008.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the
Meeting. If you do not mark any boxes, your units will be voted
FOR Jerry H. Franz, Kevin M. Roche and Berwyn G. Westra.

Signature:
Date:

Signature:
Date:

Please sign exactly as your name appears above.  Joint owners must both sign.  When signing as attorney, executor, administrator, trustee or guardian, please note that fact.